EX-99.906CERT


                                  certification

     Eugene Profit, President and Acting Chief Financial Officer of Lake Forest Funds (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended February 29, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                         Acting Chief Financial Officer
Lake Forest Funds                                 Lake Forest Funds


/s/   Eugene Profit                               /s/
   -----------------------------------------      ------------------------
Eugene Profit                                      Eugene Profit
Date:    May 10, 2004                             Date: May 10, 2004
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A signed original of this written statement required by Section 906 of the
Sarbanes-Oxley Act of 2002 has been provided to Lake Forest Funds Trust and will be retained by Lake Forest Funds Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.